As filed with the Securities and Exchange Commission on June 2, 2006

Registration No. 333-121084

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRONTIER AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4191157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7001 Tower Road
Denver, Colorado 80249
(720) 374-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frontier Airlines, Inc. 2004 Equity Incentive Plan
(Full title of plan)

Paul H. Tate
Vice President and Chief Financial Officer
7001 Tower Road
Denver, Colorado 80249
(720) 374-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities To be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
(1)	N/A	N/A	N/A	N/A

(1)                               No additional securities are being registered under this amendment. The applicable registration fee was paid upon the filing of the original Registration Statement No. 333-121084.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement No. 333-121084 on Form S-8 (the “Registration Statement”) of Frontier Airlines, Inc., a Colorado corporation (“Frontier”), is being filed by Frontier Airlines Holdings, Inc., a Delaware corporation (“Frontier Holdings”), pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the reorganization of Frontier into a holding company structure (the “Reorganization”). The Reorganization was completed on April 3, 2006. As a result of the Reorganization, Frontier became a wholly owned subsidiary of Frontier Holdings, and Frontier Holdings became the successor issuer to Frontier pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the Reorganization, each outstanding share of common stock, no par value per share, of Frontier (“Frontier Common Stock”) was exchanged for one share of common stock, $0.001 par value per share, of Frontier Holdings (“Frontier Holdings Common Stock”), resulting in each shareholder of Frontier as of the close of business on March 31, 2006 becoming a stockholder of Frontier Holdings as of the opening of business on April 3, 2006. The Reorganization was completed in accordance with an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2006, by and among Frontier, Frontier Holdings, and FA Sub, Inc., a Colorado corporation.

Pursuant to the Merger Agreement, Frontier Holdings assumed all of the outstanding options and awards under Frontier’s 2004 Equity Incentive Plan (the “Equity Plan”) effective upon the closing of the Reorganization. Each outstanding option and other award assumed by Frontier Holdings under the Equity Plan is exercisable or issuable upon the same terms and conditions as were in effect immediately prior to the completion of the Reorganization, except that all such options and awards now entitle the holder thereof to purchase Frontier Holdings Common Stock in accordance with the terms of such plan or agreement as in effect on the date of issuance. The number of shares of Frontier Holdings Common Stock issuable upon the exercise or issuance of such an option or award after the completion of the Reorganization equals the number of shares of Frontier Common Stock subject to the option or awarded prior to the completion of the Reorganization.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                             Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission by Frontier (including by Frontier Holdings, as successor issuer) are hereby incorporated by reference in this Registration Statement:

•                                          Our annual report on Form 10-K, filed May 31, 2006, which contains audited financial statements for our fiscal year ended March 31, 2006, the latest fiscal year for which such statements have been filed.

•                                          All our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since March 31, 2006; and

•                                          The description of Frontier Holdings Common Stock contained in Amendment No. 1 to the Registration Statement on Form S-4 as declared effective by the Securities and Exchange Commission on February 14, 2006.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
Frontier Airlines Holdings, Inc.

7001 Tower Road
Denver, Colorado 80249
(720) 374-4200

All the reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment which indicates that all of the shares of Frontier Holdings Common Stock offered have been sold or which deregisters all shares of Frontier Holdings Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of the documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                             Description of Securities.

Not applicable.

Item 5.                                                             Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                             Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

In accordance with the provisions of the Frontier Holdings’s Certificate of Incorporation and bylaws, Frontier Holdings will indemnify, to the fullest extent permitted by law, any person who is or was a party, or is threatened to be made a party to, any threatened, pending or contemplated action, suit or other type of proceeding (other than an action by or in our right), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was Frontier Holdings’s director, officer or employee or is or was serving at Frontier Holdings’s request (as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, Frontier Holdings’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In addition, Frontier Holdings carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 7.             Exemption from Registration Claimed.

Not applicable.

Item 8.             Exhibits.

The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description and Method of Filing

Exhibit 4.1

Amended and Restated Certificate of Incorporation of Frontier Airlines Holdings, Inc. (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 14, 2006).

Exhibit 4.2	By-laws of Frontier Airlines Holdings, Inc. (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 14, 2006).

Exhibit 5.1	Opinion of Faegre & Benson LLP.

Exhibit 10.1	Frontier Airlines 2004 Equity Incentive Plan (Incorporated by reference to Exhibit B to Frontier’s definitive proxy statement filed on July 26, 2004).

Exhibit 23.1	Consent of KPMG LLP, independent registered public accounting firm.

Exhibit 23.2	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).

Item 9.                                                             Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 2, 2006.

FRONTIER AIRLINES HOLDINGS, INC.
By
/s/ Jeff S. Potter
Jeff S. Potter, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement and any amendment thereto has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Date: June 2, 2006	/s/ Samuel D. Addoms
Samuel D. Addoms, Chairman of the Board and
Director

Date: June 2, 2006	/s/ Jeff S. Potter
Jeff S. Potter, Chief Executive Officer and Director (Principal Executive Officer)

Date: June 2, 2006	/s/ Paul H. Tate
Paul H. Tate, Vice President and Chief Financial Officer (Principal Financial Officer)

Date: June 2, 2006	/s/ Elissa A. Potucek
Elissa A. Potucek, Vice President, Controller and Treasurer (Principal Accounting Officer)

Date: June 2, 2006	/s/ D. Dale Browning
D. Dale Browning, Director

Date: June 2, 2006	/s/ Paul S. Dempsey
Paul S. Dempsey, Director

Date: June 2, 2006	/s/ Patricia A. Engels
Patricia A. Engels, Director

Date: June 2, 2006	/s/ William B. McNamara
William B. McNamara, Director

Date: June 2, 2006	/s/ B. LaRae Orullian
B. LaRae Orullian, Director

Date: June 2, 2006	/s/ James B. Upchurch
James B. Upchurch, Director

Exhibit Index

Exhibit No.	Description and Method of Filing

Exhibit 4.1

Amended and Restated Certificate of Incorporation of Frontier Airlines Holdings, Inc (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 14, 2006).

Exhibit 4.2	By-laws of Frontier Airlines Holdings, Inc. (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 14, 2006).

Exhibit 5.1	Opinion of Faegre & Benson LLP.

Exhibit 10.1	Frontier Airlines 2004 Equity Incentive Plan (Incorporated by reference to Exhibit B to the Company’s definitive proxy statement filed on July 26, 2004).

Exhibit 23.1	Consent of KPMG LLP, independent registered public accounting firm.

Exhibit 23.2	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).